Exhibit 99.2
WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q3 FY2007 (All amounts in millions, except ASPs and headcount)

	Q3 FY06	Q4 FY06	Q1 FY07	Q2 FY07	Q3 FY07

HARD DRIVE UNITS:	18.8	19.2	22.7	24.5	24.5
REVENUE:	$1,129	$1,086	$1,264	$1,428	$1,410
AVERAGE SELLING PRICE:	$60	$56	$56	$58	$58
GROSS MARGIN %:	19.3%	18.8%	17.3%	17.9%	15.8%

REVENUE BY CHANNEL:
OEM	53%	54%	52%	46%	47%
DISTRIBUTORS	40%	37%	37%	37%	34%
RETAIL	7%	9%	11%	17%	19%

REVENUE BY GEOGRAPHY:
AMERICAS	39%	38%	35%	38%	36%
EUROPE	27%	22%	28%	32%	29%
ASIA	34%	40%	37%	30%	35%

WORLDWIDE HEADCOUNT:	24,235	24,750	25,687	27,055	27,277

CASH RELATED INFORMATION:
CASH FLOW FROM OPERATIONS [1]	$102	$100	$115	$184	$164
CAPITAL EXPENDITURES [1]	$87	$70	$59	$110	$70
DEPRECIATION AND AMORTIZATION	$42	$44	$45	$50	$55
DAYS SALES OUTSTANDING	39	40	44	43	46

INVENTORY METRICS:
RAW MATERIALS	$16	$23	$33	$17	$12
WORK IN PROCESS	63	62	81	90	86
FINISHED GOODS	99	120	102	158	145

TOTAL INVENTORY, NET	$178	$205	$216	$265	$243
INVENTORY TURNS	21	17	19	18	20

[1]	Beginning with the second quarter of 2007, capital expenditures are presented on a cash disbursements basis. The comparative amounts for the third quarter of 2006 through the first quarter of 2007 for capital expenditures and cash flow from operations have been adjusted for consistency.